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                                                                     Exhibit 2.4

                             STOCKHOLDERS AGREEMENT

         STOCKHOLDERS AGREEMENT, dated as of September 1, 1998
(this"Agreement"), among Photobition Group PLC, a company organized under the laws of England ("Photobition"), KDT Acquisition Corp., a Delaware corporation ("KDT"), and the individuals whose names and addresses are set forth on the signature pages hereto (collectively, the "Stockholders", and each, individually, a "Stockholder").

         A. Photobition and KDT have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), with Katz Digital Technologies, Inc., a Delaware corporation (the "Company"), which Merger Agreement provides, among other things, that KDT will merge with and into the Company (the "Merger").

         B. As of the date hereof, the Stockholders are the record owners of, and have the exclusive right to vote, the number of shares of common stock, par value $0.001 per share, of the Company (the "Company Common Shares") set forth opposite their respective names on the signature pages hereto.

         C. Each of the Stockholders has agreed to enter into this Agreement governing the voting of the Company Common Shares now or hereafter beneficially owned by such Stockholder, including any Company Common Shares that such Stockholder may acquire pursuant to a stock dividend, stock split, recapitalization, combination or other transaction or upon the exercise of any options to acquire Company Common Shares (as the same may be adjusted in the manner described above) (the "Shares").

         D. As a condition and inducement to Photobition's and KDT's willingness to enter into the Merger Agreement, Photobition and KDT have requested that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         1. Voting of Shares. Each Stockholder will cause the Shares owned by such Stockholder to be voted at the Special Meeting or any other meeting of the stockholders of the Company (and at any and all postponements and adjournments thereof), however called, and in any action by written consent of the stockholders of the Company (a) to adopt the Merger Agreement and to approve the transactions contemplated thereby and any other matter that could reasonably be expected to facilitate the Merger and (b) against any Adverse Proposal. For purposes of this Agreement, "Adverse Proposal" means any action, proposal or agreement that could reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement, or which could
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reasonably be expected to result in any of the conditions set forth in Article
VII or VIII of the Merger Agreement not being fulfilled.

         2. No Disposition or Encumbrance of Shares. Each Stockholder hereby agrees that such Stockholder will not, and will not offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of, such Stockholder's Shares, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on the Stockholder's voting rights, charge or other encumbrance of any nature whatsoever with respect to such Stockholder's Shares.

         3. Reliance by Photobition and KDT. Each Stockholder understands and acknowledges that Photobition and KDT are entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement and the Stockholder's representations, warranties and covenants contained herein.

         4. Non-Interference. Each Stockholder will not take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect.

         5. Representations and Warranties of the Stockholders. Each Stockholder hereby severally represents and warrants to Photobition and KDT with respect to itself and its ownership of Shares as follows:

                  (a) No Conflict. The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, (i) require any consent, approval, authorization or Permit of, or filing with or notification to (other than pursuant to the Securities Exchange Act), any Governmental Body,
         (ii) conflict with or violate any law, rule, regulation, order, judgment, decree or agreement applicable to the Stockholder or by which the Stockholder or any property or asset of the Stockholder is bound, or (iii) result in the creation of a Security Interest on any of such Stockholder's Shares pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, Permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder's Shares are bound.

                  (b) Title to the Shares. The Shares owned by the Stockholders are all the securities of the Company owned, either of record or beneficially, by the Stockholders. Except for any restrictions arising under this Agreement, the Stockholder owns all such Shares free and clear of all Security Interests, options, rights of first refusal, agreements, limitations on the Stockholder's voting rights, charges and other encumbrances of any nature whatsoever which would prohibit the voting agreement contained herein, and the Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to such Stockholder's Shares.

         6. Representations and Warranties of Photobition and KDT. Each of Photobition and KDT hereby represents and warrants to the Stockholders as follows:


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                  (a) Authority Relative to this Agreement. It has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by it have been duly and validly authorized by all necessary action on its part. This Agreement has been duly and validly executed and delivered by it and, assuming the due authorization, execution and delivery by each Stockholder, constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

                  (b) No Conflict. The execution and delivery of this Agreement by it does not, and the performance of this Agreement by it will not,
         (i) require any consent, approval, authorization or Permit of, or filing with or notification to (other than pursuant to the Securities Exchange Act), any Governmental Body, (ii) conflict with or violate its constituent documents, (iii) conflict with or violate any law, rule, regulation, order, judgment, decree or agreement applicable to it or by which it or any of its property or assets is bound, or (iii) result in the creation of a Security Interest on any of its property pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, Permit, franchise or other instrument or obligation to which it is a party or by which its properties are bound.

                  7.  Miscellaneous.

                  (a) Termination. This Agreement will terminate and will have no further force or effect as of the Termination Date. For the purposes of this Agreement, "Termination Date" means the earliest of (i) the termination of the Merger Agreement in accordance with its terms following payment of any applicable Termination Fee, (ii) the Effective Time, and (iii) the termination of this Agreement by the written agreement of the parties hereto.

                  (b) Expenses. Except as otherwise provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement will be paid by the party incurring such expenses.

                  (c) Enforcement. The parties hereto agree that (i) irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof, and (ii) the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, in addition to any other remedy to which they may be entitled at law or in equity.

                  (d) Entire Agreement. This Agreement, together with the Merger Agreement and the other Transaction Agreements (as such term is defined in the Merger Agreement) constitutes the entire agreement between Photobition, KDT and the Stockholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Photobition, KDT and the Stockholders with respect to the subject matter hereof.


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                  (e) Assignment. This Agreement may not be assigned, by
         operation of law or otherwise, without the prior written consent of the parties.

                  (f) Obligations of Successors; Parties in Interest. This Agreement will be binding upon, inure solely to the benefit of, and be enforceable by, the successors and permitted assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to or will confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                  (g) Amendment; Waiver. This Agreement may not be amended or changed except by an instrument in writing signed by the parties hereto. Any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any agreement or condition contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  (h) Severability. The validity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

                  (i) Notices. All notices, requests, claims, demands and other communications hereunder will be in writing and may be given (and will be deemed to have been duly given only upon actual receipt) by delivery in person, by fax, by overnight courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as may be specified in a notice given in accordance with this Section 7(i)):

                           (1)      if to Photobition and KDT:

                                    Photobition Group PLC
                                    Eagle House
                                    224 London Road
                                    Mitcham
                                    Surrey CR4 3HD
                                    England
                                    Attention: Eddie Marchbanks and Steven Smith
                                    Telephone No.: 011.441.81.687.7000


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                                    Fax No.: 011.441.81.687.7007


                                    with a required copy to:

                                    Jones, Day, Reavis & Pogue
                                    599 Lexington Avenue
                                    New York, New York  10022
                                    Attention:  John J. Hyland, Esq.
                                    Telephone No.:  (212) 326-3959
                                    Fax No.: (212) 755-7306

                             (2)    if to any Stockholder:

                                    at the respective addresses of such
                                    Stockholder set forth on the signature pages to this Agreement with a required copy to:

                                    Feder, Kaszovitz, Isaacson, Weber,
                                    Skala & Bass LLP
                                    750 Lexington Avenue
                                    New York, New York 10022-1200
                                    Attention: Murray L. Skala, Esq. and
                                               Geoffrey A. Bass, Esq.
                                    Telephone No.:  (212) 888-8200
                                    Fax No:  (212) 888-7776

                  (j) Governing Law; Consent to Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies. Each of Photobition and KDT and each Stockholder (i) irrevocably submits to the jurisdiction of any state or federal court sitting in New York, New York in any action or proceeding arising out of or related to this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement in any court other than a federal or state court sitting in New York, New York. Each of Photobition and KDT and each Stockholder irrevocably consents to the service of process which may be served in any such action or proceeding by certified mail, return receipt requested, by delivering a copy of such process to such Person at the address specified herein or by any other method permitted by law.

                  (k) Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.


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                  (l) Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original, but all of which taken together will be one and the same agreement.

                  (m) WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ANY RIGHT IT MIGHT HAVE TO A JURY TRIAL OF ANY DISPUTE ARISING IN CONNECTION WITH THIS AGREEMENT.

                  (n) Defined Terms. Capitalized terms used herein that are not otherwise defined herein have the meanings set forth in the Merger Agreement.



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         IN WITNESS WHEREOF, Photobition, KDT and the Stockholders have duly executed this Agreement as of the date first written above.


                                         PHOTOBITION GROUP PLC


                                    By:    /s/ J.E.T. MARCHBANKS
                                           -------------------------------------
                                           Name:  J.E..T. MARCHBANKS
                                           Title:


                                         KDT ACQUISITION CORP.


                                    By:    /s/ J.E.T. MARCHBANKS
                                           -------------------------------------
                                           Name:  J.E.T. MARCHBANKS
                                           Title:


         STOCKHOLDERS:                    NUMBER OF SHARES BENEFICIALLY OWNED OF
                                          RECORD:


/S/ GARY KATZ                             1,068,355
-------------------------------------
Gary Katz


Stockholder's Address for Notice:

41 Jefferson Lane
New City, New York  10956
Fax:  (914) 639-0699


/S/ ROCHELLE KATZ                         1,308,355
-------------------------------------
Rochelle Katz

Stockholder's Address for Notice:

41 Jefferson Lane
New City, New York  10956
Fax:  (914) 639-0699
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Until the Termination Date, the undersigned acknowledges and agrees not to register the transfer of any Stockholder's Shares other than in accordance with
Section 2 of this Agreement.


KATZ DIGITAL TECHNOLOGIES, INC.


By: /s/ GARY KATZ
    -------------------------------------
Name: GARY KATZ
      -------------------------------------
Title: Chairman and Chief Executive Officer
       -------------------------------------